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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): OCTOBER 7, 1999

                                     K2 INC.
             (exact name of Registrant as specified in its charter)


      DELAWARE                       1-4290                  95-2077125
(State of Incorporation)       (Commission File No.)          (I.R.S. Employer
                                                             Identification No.)

                4900 SOUTH EASTERN AVENUE, LOS ANGELES, CA 90040
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (323) 724-2800



                                       N/A
          (Former name or former address, if changed since last report)
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Item 2.    Acquisition or Disposition of Assets.

             (a) On October 7, 1999, K2 Inc. (the "Registrant") completed its acquisition of Ride Inc. The Registrant acquired all the issued and outstanding shares of common stock of Ride, Inc. in exchange for shares of K2 Inc. common stock. The transaction, which is structured as a stock for stock merger, will be accounted for under the purchase method of accounting. Each shareholder of Ride, Inc. common stock received 0.10 shares of K2 stock in exchange for each share held. Based on 14.3 million shares outstanding, approximately 1.4 million K2 shares are in the process of being issued to the Ride shareholders with a total value of approximately $12.4 million. A copy of the press release is included herein as Exhibit 99.1 and is incorporated by reference into this Item 2.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements of Businesses Acquired. It is impracticable to file the historical financial information required by Item 7(a) of Form 8-K at this time. Such historical financial information will be filed or incorporated by reference when available, but in no event later than December 21, 1999.

         (b) Pro Forma Financial Information. It is impracticable to file the pro forma financial information required by Item 7(b) of Form 8-K at this time. Such pro forma financial information will be filed or incorporated by reference when available, but in no event later than December 21, 1999.

         (c) Exhibits.


                  The following exhibits are filed with this report on Form 8-K:


EXHIBIT NO.                 DESCRIPTION

99.1 Press Release, dated October 8, 1999, announcing the completion of the acquisition.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 22, 1999             K2 INC.


                                          By: /S/RICHARD M. RODSTEIN
                                          -------------------------------------
                                          Richard M. Rodstein
                                          President and Chief Executive Officer

                                    K2 INC.
Dated:  October 22, 1999

                                          By: /S/JOHN J. RANGEL
                                          -------------------------------------
                                          John J. Rangel
                                          Senior Vice President - Finance


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